Exhibit 99.1

AVEO Pharmaceuticals, Inc. Announces Pricing of $25 Million Underwritten Public Offering

CAMBRIDGE, Mass. – April 3, 2019 – AVEO Pharmaceuticals, Inc. (Nasdaq: AVEO) (“AVEO” or the “Company”), a biopharmaceutical company seeking to advance targeted medicines for oncology and other unmet medical needs, today announced the pricing of its previously announced underwritten public offering of 21,739,131 shares of common stock and short-term warrants to purchase up to 21,739,131 shares of common stock at a price to the public of $1.15 per share and accompanying warrant. The Company expects to receive gross proceeds of approximately $25 million from the offering. The offering is expected to close on or about April 8, 2019, subject to customary closing conditions.

H.C. Wainwright & Co. is acting as sole book-running manager for the offering.

Each warrant has an exercise price of $1.25 per share of common stock, will be immediately exercisable upon issuance, and will expire on the second anniversary of the date of issuance.

The Company has granted the underwriters a 30-day option to purchase up to 3,260,869 additional shares of common stock and/or warrants to purchase 3,260,869 shares of common stock at the public offering price, less underwriting discounts and commissions.

The Company intends to use the net proceeds from the offering for ongoing clinical and preclinical development of its product candidates, as well as for working capital and other general corporate purposes.

The securities described above were offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-221837) previously filed with and declared effective by the Securities and Exchange Commission (“SEC”) on December 15, 2017. A preliminary prospectus supplement and an accompanying prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. A final prospectus supplement and accompanying prospectus will be filed with the SEC. Electronic copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, from H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, or by calling (646) 975-6996 or by emailing placements@hcwco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AVEO

AVEO Pharmaceuticals, Inc. (the “Company” or “AVEO”) is a biopharmaceutical company seeking to advance targeted medicines for oncology and other unmet medical needs. The Company is working to develop and commercialize its lead candidate tivozanib in North America as a treatment for advanced or metastatic renal cell carcinoma (“RCC”). The Company has sublicensed tivozanib (FOTIVDA®) for oncological indications in Europe and other territories outside of North America. Tivozanib is approved in the European Union, as well as Norway and Iceland, for the first-line treatment of adult patients with RCC and for adult patients who are vascular endothelial growth factor receptor and mTOR pathway inhibitor-naïve following disease progression after one prior treatment with cytokine therapy for RCC. The Company also has other product candidates in pre-clinical or clinical development for oncology, age-related macular degeneration and cancer cachexia.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “could,” “should,” “would,” “seek,” “look forward,” “advance,” “goal,” “strategy,” or the negative of these terms or other similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements relating to AVEO’s plans to consummate its public offering and the intended use of proceeds therefrom. Actual results may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the public offering and the impact of general economic, industry or political conditions in the United States or internationally. You should not place undue reliance on these forward-looking statements. Additional risks and uncertainties relating to the offering, AVEO and its business can be found under the caption “Risk Factors” included in AVEO’s Annual Report on Form 10-K for the period ended December 31, 2018, AVEO’s preliminary prospectus supplement filed with the SEC on April 3, 2019, and other filings that AVEO may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and AVEO expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

AVEO Contact:

David Pitts, Argot Partners

(212) 600-1902

aveo@argotpartners.com